UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): January 8, 2013

ILLUMINA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5200 Illumina Way, San Diego, CA		92,122
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (858) 202-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As previously announced, on January 8, 2013, Illumina, Inc. (the “Company”) presented at the J.P. Morgan Healthcare Conference in San Francisco, California. The presentation was webcast on the Company's website, and it will remain available in the Investor Relations section of the Company's website for 90 days. During this presentation, the Company announced total revenue of $309 million during the fourth quarter ended December 30, 2012 as a preliminary result. This is based on a preliminary financial analysis and remains subject to audit by our independent registered public accounting firm. The Company expects non-GAAP EPS to track to the mid-point of the guidance range provided in the prior period. Full quarterly results will be announced during the Company's 4th quarter and fiscal year 2012 earnings call.

This Form 8-K, including the exhibit hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as “filed” under, the Securities Exchange Act of 1934, as amended. The information in this report shall not be incorporated by reference into any filing of Illumina, Inc. with the Securities and Exchange Commission, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
By:	/s/ Marc A. Stapley
Marc A. Stapley
Senior Vice President and Chief Financial Officer

Date: January 9, 2013